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                                                      Registration No. _________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Maryland                                  33-0741174
  ---------------------------------        ------------------------------------
    (State or other jurisdiction           (I.R.S. employer identification no.)
  of incorporation or organization)


                        445 Marine View Avenue, Suite 230
                            Del Mar, California 92014
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                   AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
                             1997 STOCK OPTION PLAN
                   -------------------------------------------
                            (Full title of the plan)


                          Clay Strittmatter (Secretary)
                   American Residential Investment Trust, Inc.
                        445 Marine View Avenue, Suite 230
                            Del Mar, California 92014
                   -------------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (619) 350-5008.


This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act").



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
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                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
     Title of                            Proposed maximum   Proposed maximum
 Securities to be         Amount to be    offering price        aggregate          Amount of
    registered             registered      per share(1)     offering price(1)   registration fee
------------------------------------------------------------------------------------------------
1997 Stock Option Plan
Common Stock                300,000           $8.94           $2,682,000           $791.00
Par Value $0.01





(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on August 11, 1998, as reported on the New York Stock Exchange.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3. Incorporation of Documents by Reference


        American Residential Investment Trust, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

        (a) The Company's Annual Report filed on Form 10-K for the fiscal year ended December 31, 1997, and filed on March 31, 1998.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

        (c) The description of the Company's Common Stock contained in its Registration Statement filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4. Description of Securities

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel


        Inapplicable.

Item 6. Indemnification of Directors and Officers

        As permitted by the Maryland General Corporation Law, the Company's Articles of Amendment and Restatement obligates the Company to indemnify its present and former directors and officers and to pay or reimburse reasonable expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection


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with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Bylaws implement the provisions relating to indemnification contained in the Company's Charter. Maryland law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter contains a provision providing for elimination of the liability of its directors or officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

        The Company purchased and maintains officers' and directors' insurance for the benefit of its officers and directors. The Company has entered into indemnity agreements with each of its officers and directors pursuant to which the Company indemnifies its officers and directors to the fullest extent allowed by law.

Item 7. Exemption From Registration Claimed

        Inapplicable.

Item 8. Exhibits

        See Exhibit Index.

Item 9. Undertakings

        (a)    Rule 415 Offering

                             The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


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               (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filing incorporating subsequent Exchange Act documents by reference

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Request for acceleration of effective date or filing of registration statement on Form S-8

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such


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indemnification by it is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE


           Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on August 14, 1998.

                                    American Residential Investment Trust, Inc.



                                    By: /S/ MARK CONGER
                                        _______________________________________
                                        Mark Conger
                                        Executive Vice President and Chief
                                          Financial Officer



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                        SIGNATURES AND POWER OF ATTORNEY

           The officers and directors of American Residential Investment Trust, Inc. whose signatures appear below, hereby constitute and appoint Mark Conger, Executive Vice President and Chief Financial Officer and Clay Strittmatter, Secretary, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on August 14, 1998.

                  Signature                                Title
-----------------------------------------------------------------------

/S/ JOHN M. ROBBINS
_________________________________       Chairman of the Board, Chief Executive
John M. Robbins                           Officer and Director (Principal
                                          Executive Officer)


/S/JAY M. FULLER
_________________________________       President, Chief Operating Officer and
Jay M. Fuller                             Director


/S/ MARK A. CONGER
_________________________________       Executive Vice President and Chief
Mark A. Conger                            Financial Officer (Principal Financial
                                          and Accounting Officer)


/S/ H. JAMES BROWN, PH.D.
_________________________________       Director
H. James Brown, Ph.D.


_________________________________       Director
David E. De Leeuw


/S/ RAY MCKEWON
_________________________________       Director
Ray McKewon


_________________________________       Director
Richard T. Pratt, Ph.D


/S/ MARK J. RIEDY, PH.D.
_________________________________       Director
Mark J. Riedy, Ph.D.


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                                  EXHIBIT INDEX

   4.1*       Articles of Amendment and Restatement of the Company

   4.2**      Amended and Restated Bylaws of the Company

   5          Opinion of Company Counsel

  23.1***     Consent of Counsel

  23.2        Consent of KPMG Peat Marwick LLP

  24****      Power of Attorney


* Incorporated by reference to Exhibit 3.1 to the Company's Form S-11 filed with the Securities and Exchange Commission on August 14, 1997.

**    Incorporated by reference to Exhibit 3.2 to the Company's Form S-11 filed with the Securities and Exchange Commission on August 14, 1997.

***   Included in Exhibit 5.

****  Included in the signature pages to this registration statement.